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                                                                   EXHIBIT 23.6




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 Amendment No. 1 (No. 333-24607) of Metrocall, Inc., of our report dated February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995, relating to the consolidated financial statements of Network Paging Corporation.

/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP


Tampa, Florida
July 8, 1997